CHAUTAUQUA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS
















                                                       CCM Policies & Procedures
For Internal Use Only                                              June 21, 2013

                                                               TABLE OF CONTENTS
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TABLE OF CONTENTS
GENERAL PROCEDURES                                                             1
PERSONAL INVESTMENT TRANSACTIONS                                               2
     OVERVIEW                                                                  2
     GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS                      2
     PRECLEARANCE PROCEDURES                                                   3
     TRADING RESTRICTIONS                                                      3
     SECURITIES OR TRANSACTIONS EXEMPT FROM PERSONAL INVESTMENT
       TRANSACTIONS POLICY                                                     6
     ACCOUNTS IN WHICH CCM FUNDS ARE TO BE HELD                                9
     REPORTING OF TRANSACTIONS                                                 9
          INITIAL HOLDINGS REPORTS                                            10
          BROKER STATEMENTS AND TRADE CONFIRMATIONS                           10
          QUARTERLY REPORTS                                                   10
          ANNUAL HOLDINGS REPORTS                                             10
          ANNUAL COMPLIANCE CERTIFICATION                                     10
POLICY STATEMENT ON INSIDER TRADING                                           12
     CCM POLICY ON INSIDER TRADING                                            12
          TRADING PROHIBITION                                                 12
          COMMUNICATION PROHIBITION                                           12
          WHAT IS MATERIAL INFORMATION?                                       13
          WHAT IS NON-PUBLIC INFORMATION?                                     14
     WHAT ARE SOME EXAMPLES OF HOW CCM PERSONNEL COULD OBTAIN INSIDE
       INFORMATION AND WHAT YOU SHOULD DO IN THESE CASES?                     14
          BOARD OF DIRECTORS SEATS OR OBSERVATION RIGHTS                      14
          DEAL-SPECIFIC INFORMATION                                           15
          CREDITORS' COMMITTEES                                               16
          INFORMATION ABOUT CCM PRODUCTS                                      16
          CONTACTS WITH PUBLIC COMPANIES                                      16
     WHAT IS THE EFFECT OF RECEIVING INSIDE INFORMATION?                      17
     DOES CCM MONITOR TRADING ACTIVITIES?                                     18
     PENALTIES AND ENFORCEMENT BY SEC AND PRIVATE LITIGANTS                   18



CCM Code                                                                       i
of Ethics ----------------------------------------------------------------------


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                                                               TABLE OF CONTENTS
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     WHAT YOU SHOULD DO IF YOU HAVE A QUESTION ABOUT INSIDE INFORMATION?      18
     CHINESE WALL PROCEDURES                                                  18
     IDENTIFICATION OF THE WALLED-IN INDIVIDUAL OR GROUP                      19
     ISOLATION OF INFORMATION                                                 19
          RESTRICTIONS ON COMMUNICATIONS                                      19
          RESTRICTIONS ON ACCESS TO INFORMATION                               19
     TRADING ACTIVITIES BY PERSONS WITHIN THE WALL                            19
     TERMINATION OF CHINESE WALL PROCEDURES                                   20
CERTAIN OPERATIONAL PROCEDURES                                                21
     MAINTENANCE OF RESTRICTED LIST                                           21
          EXEMPTIONS                                                          21
          CONSENT TO SERVICE ON BOARD OF DIRECTORS AND CREDITORS'
            COMMITTEES                                                        21
GIFTS, PAYMENTS & PREFERENTIAL TREATMENT                                      22
     GIFTS AND ENTERTAINMENT RECEIVED BY EMPLOYEES                            22
          GIFTS                                                               22
          ENTERTAINMENT                                                       22
          APPROVALS                                                           22
     GIFTS AND ENTERTAINMENT GIVEN BY EMPLOYEES                               24
       APPROVALS                                                              24
     SPECIAL RULE FOR REGISTERED FUND DISTRIBUTION PERSONS                    24
     GIFTS AND ENTERTAINMENT GIVEN TO UNIONS AND UNION OFFICIALS              25
     OTHER CODES OF ETHICS                                                    25
OUTSIDE ACTIVITIES                                                            26
     OUTSIDE EMPLOYMENT                                                       26
     SERVICE AS DIRECTOR                                                      26
     FIDUCIARY APPOINTMENTS                                                   27
     COMPENSATION, CONSULTING FEES AND HONORARIUMS                            27
     PARTICIPATION IN PUBLIC AFFAIRS                                          27
     SERVING AS TREASURER OF CLUBS, CHURCHES, LODGES                          27
POLITICAL ACTIVITIES & CONTRIBUTIONS                                          28
     INTRODUCTION                                                             28



CCM Code                                                                      ii
of Ethics ----------------------------------------------------------------------

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                                                               TABLE OF CONTENTS
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     OVERVIEW                                                                 28
     POLICY ON POLITICAL ACTIVITIES AND CONTRIBUTIONS                         30
          GENERAL RULES                                                       30
          GENERAL PROHIBITIONS                                                30
     RULES FOR INDIVIDUALS                                                    31
          RESPONSIBILITY FOR PERSONAL CONTRIBUTION LIMITS                     31
     POLITICAL ACTIVITIES ON CCM PREMISES AND USING CCM RESOURCES             31
          FEDERAL, STATE, AND LOCAL ELECTIONS                                 31
          ON PREMISES ACTIVITIES RELATING TO FEDERAL ELECTIONS                31
          VOLUNTEERS WHO ARE OF SUBORDINATE RANK                              32
          ON PREMISES ACTIVITIES RELATING TO STATE AND LOCAL ELECTIONS        32
     RULES FOR EMPLOYEES                                                      32
          FEDERAL ELECTIONS                                                   32
          RECORD KEEPING                                                      32
OTHER EMPLOYEE CONDUCT                                                        33
     PERSONAL FINANCIAL RESPONSIBILITY                                        33
     PERSONAL LOANS                                                           33
     TAKING ADVANTAGE OF A BUSINESS OPPORTUNITY THAT RIGHTFULLY
       BELONGS TO THE FIRM                                                    33
     DISCLOSURE OF A DIRECT OR INDIRECT INTEREST IN A TRANSACTION             33
     CORPORATE PROPERTY OR SERVICES                                           33
     USE OF CCM STATIONERY                                                    34
     GIVING ADVICE TO CLIENTS                                                 34
CONFIDENTIALITY                                                               35
EXEMPTIVE RELIEF                                                              36
SANCTIONS                                                                     37
REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER
  POLICY"                                                                     38
     POLICY                                                                   38
     PROCEDURE                                                                38




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ANNUAL COMPLIANCE CERTIFICATION                                               40
APPENDIX A FORMS                                                              41
     ANNUAL ACCESS PERSONNEL QUESTIONNAIRE                                    42
     INITIAL HOLDINGS REPORT                                                  45
     INITIAL EMPLOYEE CERTIFICATION                                           47
     ANNUAL CERTIFICATION OF COMPLIANCE                                       48
     ANNUAL HOLDINGS REPORT                                                   49
     QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS                     50
     REQUEST FOR PERSONAL INVESTMENT TRANSACTIONS APPROVAL                    52
     REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS                         54
GLOSSARY                                                                      56
ENDNOTES                                                                      59





















CCM Code                                                                      iv
of Ethics ----------------------------------------------------------------------


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                                                              GENERAL PROCEDURES
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GENERAL PROCEDURES

This CODE OF ETHICS is based on the principle that the officers, directors and employees of the FIRM owe a fiduciary duty to, among others, the FIRM'S clients. In consideration of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

o You must at all times place the interests of the FIRM'S clients before your own interests.

o You must conduct all of your personal investment transactions consistent with this CODE OF ETHICS and in such a manner that avoids any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

o You must adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions for their personal benefit.

o You must adhere to the principle that information concerning the identity of security holdings and financial circumstances of clients is confidential.

o You must comply with those applicable federal securities laws and CCM policies that are issued from time to time and are applicable to your group.

o Communications with clients or prospective clients should be candid and complete. They should be true and complete and not mislead or misrepresent. This applies to all marketing and promotional materials.

o    Independence in investment-decision making should be paramount.

o Decisions affecting clients are to be made with the goal of providing equitable and fair treatment among clients.

Although determining what behavior is necessary or appropriate sometimes is difficult when adhering to these general principles, this CODE OF ETHICS contains several guidelines for proper conduct. CCM values its reputation for integrity and professionalism. The FIRM'S reputation is its most valuable asset. The actions of ACCESS PERSONS should be consistent and in furtherance of this reputation.

Accordingly, you must be sensitive to the general principles involved and to the purposes of the CODE OF ETHICS, in addition to the specific guidelines and examples set forth below. If you are uncertain about whether a real or apparent conflict exists between your interests and those of the FIRM'S clients in any particular situation, you should consult the Chief Compliance Officer immediately. Violations of this CODE OF ETHICS constitute grounds for disciplinary actions, including dismissal.

In any situation in which an approval is required for an individual designated under this CODE OF ETHICS to give approvals, such individual may not be one of the approving persons.

Each ACCESS PERSON has received this CODE OF ETHICS and any amendments thereto.




CCM Code                                                                       1
of Ethics  ---------------------------------------------------------------------


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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

PERSONAL INVESTMENT TRANSACTIONS

OVERVIEW

Laws and ethical standards impose on the FIRM, its employees and its directors duties to avoid conflicts of interest between their personal investment transactions and transactions CCM makes on behalf of its clients. In view of the sensitivity of this issue, avoiding even the appearance of impropriety is important. The following personal investment transaction policies are designed to reduce the possibilities of such conflicts and inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, the FIRM'S restrictions on personal investment transactions apply to all ACCESS PERSONS. Every employee should consider himself or herself an ACCESS PERSON unless otherwise specifically exempted by the C.C.O. or unless he or she falls within a class exempted by the C.C.O. (1) Additionally, a consultant, temporary employee, or other person may be considered an ACCESS PERSON depending on various factors, including length of service, nature of duties and access to CCM information.

This policy governs your investments in SECURITIES.

GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS

No ACCESS PERSON or CCM director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest, including:

o Any SECURITY that CCM is buying or selling for its clients, until such buying or selling is completed or canceled.

o Any SECURITY that to his or her knowledge is under active consideration for purchase or sale by the FIRM for its clients.

The term "beneficial interest" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in SECURITIES held in the name of:

o    a husband, wife, or domestic partner,

o    a minor child,

o    a relative or significant other sharing the same house, and

o    anyone else if the ACCESS PERSON:

     o obtains benefits substantially equivalent to ownership of the SECURITIES,

     o can obtain ownership of the SECURITIES immediately or within 60 days, or

     o    can vote or dispose of the SECURITIES.

An example of an ACCESS PERSON having a "beneficial interest" includes trades in a relative's brokerage account if the ACCESS PERSON is authorized to do trades for that brokerage account, regardless of whether the ACCESS PERSON actually does trades. Whether you have a beneficial interest in the SECURITIES of a relative or significant other sharing the same house can be rebutted only under very limited facts and circumstances. If you believe your situation is unique and therefore rebuts the presumption of beneficial interest, you must contact the C.C.O. who may provide an approval.



CCM Code                                                                       2
of Ethics  ---------------------------------------------------------------------


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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

If you act as a fiduciary with respect to funds and accounts managed outside of the FIRM (e.g., if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any SECURITIES transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth above. You should review the restrictions on your ability to act as a fiduciary outside of the FIRM set forth under Outside Activities - Fiduciary Appointments below.

Under the definition of "beneficial interest," persons other than CCM personnel may have to comply with this CODE OF ETHICS, including, but not limited to, spouses. The pertinent CCM ACCESS PERSON should make sure that the outside person is familiar with the requirements. Violations by the outside person constitute violations by the CCM ACCESS PERSON.

PRECLEARANCE PROCEDURES

REQUESTS AND REPORTS MUST BE MADE IN WRITING. YOU MUST OBTAIN PRECLEARANCE FOR ALL NON-EXEMPT SECURITIES TRANSACTIONS. YOU WILL BE REQUIRED TO SUPPLY CERTAIN KEY INFORMATION AND TO MAKE CERTAIN CERTIFICATIONS EACH TIME YOU TRADE A SECURITY, SUCH AS THAT YOU HAVE NO KNOWLEDGE THAT THE SECURITY IS UNDER ACTIVE CONSIDERATION FOR PURCHASE OR SALE BY THE FIRM FOR ITS CLIENTS. PRECLEARANCE REQUESTS SHOULD INCLUDE: BROKERAGE ACCOUNT NUMBER, FIRM NAME, PURCHASE OF SALE, QUANTITY OF UNITS, EXPECTED PRICE, SECURITY NAME AND SYMBOL.

You must complete an approved SECURITIES transaction by 2:00 p.m. Mountain time the business day following the day that you obtain preclearance. If the transaction is not completed within these time constraints, you must obtain a new preclearance, including one for any uncompleted portion of the transaction, or if you do not obtain a new preclearance, you must cancel the unexecuted portion of the transaction. This may significantly impede the use of limit orders, which if used, must be structured in adherence with the preclearance time limits. Post-approval is not permitted under this CODE OF ETHICS. If CCM determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the CODE OF ETHICS.

Note that preclearance ordinarily will be given on the day you request it if it is received before the daily processing cutoff of 11:30 a.m. Mountain time.

You also must obtain preclearance from the APPROVING OFFICERS to open a personal CCM separately managed account. Written records of the authorization will be maintained by the C.C.O.

TRADING RESTRICTIONS

In addition to the more general restrictions discussed above, CCM has adopted other restrictions on personal investment transactions.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you may have a "beneficial interest." Except as otherwise noted below, the trading restrictions do not apply to OUTSIDE FIDUCIARY ACCOUNTS.

No ACCESS PERSON may:

o    Enter into an uncovered short sale.

o    Write an uncovered option.



CCM Code                                                                       3
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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

o Acquire any SECURITY in an IPO WITHOUT PRE-CLEARANCE (remember that under FINRA rules, you also may be prohibited from participating in any IPO).

o Purchase SECURITIES offered in a hedge fund, other PRIVATE PLACEMENTS, or other LIMITED OFFERING (other than those sponsored by the FIRM) without the prior approval from the APPROVING OFFICERS.

     o Requests for approval are made by submitting a PTAF. When considering approval of the request, the APPROVING OFFICERS will take into consideration whether the investment opportunity you have been offered should be reserved for the FIRM'S clients and whether the opportunity is being offered to you by virtue of your position with the FIRM. If you or your department wants to purchase on behalf of a CCM client the SECURITY of an issuer or its affiliate where you have a beneficial interest (including through an OUTSIDE FIDUCIARY ACCOUNT) in the SECURITIES of that issuer through PRIVATE PLACEMENTS, you must first disclose your interest to an Approving Officer. In such an event, the APPROVING OFFICERS will independently review the proposed investment decision. Written records of any such circumstance should be sent to the C. C. O.

     o Requests for transfers of interest in FIRM-sponsored PRIVATE PLACEMENTS, other than estate planning or those that are court-mandated, require pre-approval from the APPROVING OFFICERS.

o Purchase or sell any SECURITY that is subject to a FIRM-wide restriction or a department restriction by his or her department. An exemption to trading a restricted list security may be granted under certain conditions, such as when the request occurs outside of a restricted time window period or is confirmed not to violate CHINESE WALLS, or when the purchase will not violate agreements with issuers or not exceed regulations relating to quantities of the SECURITY that may be held by the FIRM.

o Have more than four ROUNDTRIP TRADES in CCM FUNDS, other than a CCM Money Market Fund, in a calendar year. This in effect means that LIFO (last in, first out) applies for matching purposes. Also, the dollar amount of the purchase and the redemption do not need to match or even correlate with one another for a ROUNDTRIP TRADE to occur. Pre-instructed transactions that occur automatically following the instruction ("AUTO-TRADES "), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs, are not considered to be a purchase or sale for the purpose of determining whether a ROUNDTRIP TRADE has occurred.

o Redeem shares of a CCM FUND within 15 calendar days of the purchase of a share in that CCM FUND (other than the CCM Money Market Fund or an AUTO-TRADE) period (60 calendar days for INVESTMENT PERSONNEL -- see below).

o Make more than one reallocation in the "CCM 401(K) PLAN" or the CCM Deferred Compensation Plan per calendar quarter.

o Make more than one reallocation in the CCM 401(K) PLAN or the CCM Deferred Compensation Plan within a 15 calendar day period [60 calendar days for INVESTMENT PERSONNEL -- see below].



CCM Code                                                                       4
of Ethics  ---------------------------------------------------------------------

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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

Note that the redemption fees imposed by any CCM FUND will be applicable to transactions in the CCM 401(K) PLAN or the CCM Deferred Compensation Plan.

INVESTMENT PERSONNEL may not:

o Redeem shares of a CCM FUND within 60 calendar days of the purchase of a share in that CCM FUND (other than the CCM Money Market Fund or an AUTO-TRADE).

o Make more than one reallocation in the CCM 401(K) PLAN or the CCM Deferred Compensation Plan within a 60 calendar day period.

o Profit from the purchase and sale, or sale and purchase, of the same (or equivalent) SECURITIES within 60 calendar days. This applies to any SECURITY, whether or not it is held in any client portfolio at the FIRM. A LIFO system will be used to match transactions (meaning most recent purchases will be matched against a given sale). You also should note that this prohibition would effectively limit the utility of options trading and short sales of SECURITIES and could make legitimate hedging activities less available. Any profits realized on such short-term trades will be subject to disgorgement. Note, however, that if you receive preclearance for a purchase or sale of an ETF, that transaction will automatically be deemed exempt from this 60 calendar day requirement.

     Because of the FIRM'S portfolio management support structure, securities analysts and securities traders should assume that they are subject to the trading restrictions unless they have received specific confirmation to the contrary from the Chief Compliance Officer (C.C.O.). Note that a person's status or duties may change, resulting in him or her subsequently being subject to trading restrictions. If you have any questions resulting from such a change, consult with the C.C.O.

     Additionally, no Access Person may:

o Purchase or sell any SECURITY for his or her own account or any OUTSIDE FIDUCIARY ACCOUNT for a period of 10 calendar days before or after that SECURITY is bought or sold on behalf of any CCM client. If a request for pre-clearance is approved and subsequently Chautauqua Capital Management purchases or sells the security within 10 business days of the pre-clearance and the Access Person is unaware of the recommendation and transaction,this will not be deemed a violation of the blackout period rule. If a request for pre-clearance is denied, the Access Person is deemed to have knowledge that Chautuaqua Capital Management has transacted or is considering transacting in the same security that is the subject of the pre-clearance request. The Access Person can only transact subject to a new pre-clearance request when the 10 day black out period has expired.

o Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement.

     Any profits required to be disgorged will be given to a charity under the FIRM'S direction.



CCM Code                                                                       5
of Ethics  ---------------------------------------------------------------------


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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

SECURITIES OR TRANSACTIONS EXEMPT FROM PERSONAL INVESTMENT TRANSACTIONS POLICY

The following reference table summarizes the preclearance and reporting requirements for SECURITIES or transactions that are exempt from some aspects of the personal investment transactions policy.





























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of Ethics  ---------------------------------------------------------------------

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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

                                                REPORTING ON   REPORTING ON
TYPE OF EXEMPT                                  QUARTERLY      INITIAL OR ANNUAL
SECURITIES OR                   PRECLEARANCE    REPORTS        REPORT
TRANSACTIONS
--------------------------------------------------------------------------------
U.S. Government                 No              No             No
Securities (defined only
as direct obligations of
the U.S. Government,
not as agency, state,
municipal, or other local
obligations).
--------------------------------------------------------------------------------
Bank Certificates of            No              No             No
Deposit.
--------------------------------------------------------------------------------
Bankers' Acceptances.           No              No             No
--------------------------------------------------------------------------------
High quality short-term         No              No             No
debt instruments
(investment grade,
maturity not greater than
13 months) including
commercial paper,
repurchase agreements,
variable rate municipal
bonds and other
securities that are cash
equivalents determined
by  the APPROVING
OFFICERS.
--------------------------------------------------------------------------------









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of Ethics  ---------------------------------------------------------------------

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                                                Personal Investment Transactions
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                         REPORTING ON       REPORTING ON
TYPE OF EXEMPT                                           QUARTERLY          INITIAL OR
SECURITIES OR                   PRECLEARANCE             REPORTS             ANNUAL REPORT
TRANSACTIONS
-------------------------------------------------------------------------------------------
Securities purchased on         No preclearance of        Yes, but           Yes, but only
behalf of an ACCESS             trades required but       only report        report the
PERSON in a NON-                when the account          the                existence of
DISCRETIONARY ACCOUNT.          is opened it must         existence of       the brokerage
(i) which you, your             be reported and           the                account and
spouse, your domestic           acceptable                brokerage          not the trades
partner, or your                evidence of its           account and        done in it.
significant                     other  non-               not the
established,                    discretionary             trades done
                                nature must be            in it
                                provided to the
                                Personal
                                Securities
                                Administrator.

(ii) which you, your            No                         No                No
spouse, your domestic
partner, or your
significant other did not
establish.
-------------------------------------------------------------------------------------------
Securities purchased or         No                        Yes                Yes
sold through an
"Automatic Investment
Program," defined as a
program in which regular
periodic purchases (or
withdrawals) are made
automatically in (or from)
investment accounts in
accordance with a
predetermined schedule
and allocation. An
automatic investment
plan includes a dividend
reinvestment plan or an
Employee Stock Option
Plan where an ACCESS
PERSON has beneficial
interest.
-------------------------------------------------------------------------------------------
Security purchases              No                        Yes                Yes
effected upon the
exercise of rights issued
by the issuer pro rata to
all holders of a class of
its securities, to the
extent that such rights
were acquired from such
issuer, and sales of such
rights were so acquired.
-------------------------------------------------------------------------------------------


CCM Code                                                                       8
of Ethics  ---------------------------------------------------------------------


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                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                          REPORTING ON      REPORTING ON
TYPE OF  EXEMPT                                           QUARTERLY         INITIAL OR
SECURITIES OR                   PRECLEARANCE              REPORTS           ANNUAL
TRANSACTIONS                                                                REPORT
----------------------------------------------------------------------------------------
Stock index futures and         No                        No                 No
nonfinancial
commodities (e.g., pork
belly contracts).
----------------------------------------------------------------------------------------
Interests in FIRM-              No, unless a              Yes                Yes
sponsored limited               transfer.
partnerships or other
FIRM-sponsored private
placements.
----------------------------------------------------------------------------------------
Securities acquired in          No, unless cash is        Yes, security      Yes
connection with the             received in               received
exercise of an option.          connection with           must be
                                exercise of the           reported.
                                option (a
                                simultaneous sale
                                of the security upon
                                exercise of the
                                option).
----------------------------------------------------------------------------------------
Rule 10b5-1 Plans must          Yes, prior to             Yes                Yes
be approved prior to            approval of the
being entered into.             Rule 10b5-1 Plan.
Once approval for the
Rule 10b5-1 Plan is
received,  transactions
pursuant to the plan will
not require preclearance.
----------------------------------------------------------------------------------------

Personal investment transactions in EXEMPT SECURITIES are still subject to the FIRM'S policy on INSIDE INFORMATION.

ACCOUNTS IN WHICH CCM FUNDS ARE TO BE HELD

All purchases and redemptions by ACCESS PERSONS of any CCM FUND are to be done exclusively through a CCM ACCOUNT. Transactions in the CCM Money Market Fund and redemptions (but not purchases) of shares of the CCM FUNDS out of existing third-party accounts currently held are excepted from this requirement, but only if the accounts are direct accounts and not omnibus accounts. A direct account is one that specifically identifies the beneficial owner with the CCM FUNDS' transfer agent.

REPORTING OF TRANSACTIONS

For any of the required reports or certifications below, if you realize that you will not be able to access the Internet to file a report in a timely manner, contact the Personal Securities Administrator prior to the start of the required filing period.



CCM Code                                                                       9
of Ethics  ---------------------------------------------------------------------

                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

INITIAL HOLDINGS REPORTS

All ACCESS PERSONS are required to file with the C.C.O. an Initial Holdings Report listing all SECURITIES in which the person has a beneficial interest within 10 calendar days of becoming an ACCESS PERSON (other than holdings in NON-DISCRETIONARY ACCOUNTS). See the chart above for the list of SECURITIES which do not have to be reported. All information in Initial Holdings Reports must be current as of a date not more than 45 days prior to the date the person became an ACCESS PERSON. See the chart above for the list of SECURITIES which do not have to be reported.

BROKER STATEMENTS AND TRADE CONFIRMATIONS

New ACCESS PERSONS or ACCESS PERSONS wishing to open a new brokerage account should contact the C.C.O. for information on sending duplicate copies of trade confirmations and broker account statements. This requirement does not apply to OUTSIDE FIDUCIARY ACCOUNTS or to CCM accounts that exclusively hold shares of the CCM FUNDS. Note that while the trades in a NON-DISCRETIONARY ACCOUNT do not have to be reported, the existence of the NON-DISCRETIONARY ACCOUNT must be reported to the C.C.O. You will be required to provide satisfactory evidence of their non-discretionary nature described in the chart above.

QUARTERLY REPORTS

All ACCESS PERSONS must submit quarterly reports of personal investment transactions (including transactions in the CCM FUNDS) by the 10th calendar day of January, April, July, and October or, if that day is not a business day, then the first business day thereafter. Every ACCESS PERSON must file a quarterly report when due even if such person made no purchases or sales of SECURITIES during the period covered by the report. You are charged with the responsibility for submitting the quarterly reports. Any effort by the FIRM to facilitate the reporting process does not change or alter that responsibility. The quarterly report is filed to the C.C.O.

ANNUAL HOLDINGS REPORTS

All ACCESS PERSONS are required to submit on or before January 31 an Annual Holdings Report that provides a listing of all SECURITIES in that the person has a beneficial interest as of December 31 of the preceding year (other than holdings in NON-DISCRETIONARY ACCOUNTS). See the chart above for the list of SECURITIES which do not have to be reported. All information in Annual Holdings Reports must be current as of a date not more than 45 calendar days prior to the date the report was submitted. See the chart above for the list of securities that do not have to be reported. The Annual Holdings Report is filed to the C.C.O.

ANNUAL COMPLIANCE CERTIFICATION

All ACCESS PERSONS are required to submit an Annual Compliance Certification on or before January 31 of the subsequent year. The Annual Compliance Certification requirements include a listing of brokerage accounts and a certification regarding compliance with the CODE OF ETHICS. The Annual Compliance Certification is filed to the C.C.O.



CCM Code                                                                      10
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

                                                PERSONAL INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------

SUMMARY OF REPORTING FORMS REQUIRED TO BE FILED

If you are an ACCESS PERSON you must submit:

o    (1) Initial Holdings Report,

o    (2) Required records of SECURITY transactions,

o    (3) Personal Transaction Authorization Form prior to trading,

o    (4) Quarterly Reports,

o    (5) Annual Holdings Report, and

o    (6) Annual Compliance Certification.

If you have any questions about the Personal Investment Transactions Policy, call the Chief Compliance Officer.

The C.C.O. is an ACCESS PERSON. Therefore, an Analyst at the firm shall be appointed to review all holdings, reports and certifications filed by the C.C.O. The Analyst shall also be responsible for approving and memorializing all trades by the CCO as a pre clearance check for compliance.





















CCM Code                                                                      11
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

POLICY STATEMENT ON INSIDER TRADING

The professionals and staff of the FIRM occasionally come into possession of material, non-public information (often called "INSIDE INFORMATION"). Various federal and state laws, regulations, court decisions, and general ethical and moral standards impose certain duties with respect to the use of this INSIDE INFORMATION. The violation of these duties could subject both CCM and the individuals involved to severe civil and criminal penalties and could result in damaging the reputation of the FIRM. SEC rules provide that any purchase or sale of a security while "having awareness" of INSIDE INFORMATION is illegal regardless whether the information was a motivating factor in making a trade. CCM views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee's knowledge of INSIDE INFORMATION to another employee or group that later trades in the affected security, even if no actual communication of this knowledge occurred. Thus, by buying or selling a particular SECURITY in the normal course of business, CCM personnel other than those with actual knowledge of INSIDE INFORMATION could inadvertently subject CCM to liability. Alternatively, someone obtaining INSIDE INFORMATION in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "CHINESE WALLS" or "INFORMATIONAL BARRIERS"). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to CCM and its personnel, while providing flexibility to continue the FIRM'S investment management activities on behalf of our clients.

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations. Please note that references in this Policy to the Chief Compliance Officer include persons who they have authorized in their respective departments to handle matters under this Policy.

CCM POLICY ON INSIDER TRADING

TRADING PROHIBITION

No ACCESS PERSON of the FIRM may buy or sell a security, including stocks, bonds, convertible SECURITIES, options, or warrants in a company, either for themselves or on behalf of others while in possession of material, non-public information about the company. This means that you may not buy or sell securities for yourself or anyone, including your spouse, relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of INSIDE INFORMATION regarding that company.

COMMUNICATION PROHIBITION

No ACCESS PERSON of the FIRM may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which also is a violation of the insider trading laws, even if the "tipper" did not personally benefit. Therefore, you should not discuss such



CCM Code                                                                      12
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

information acquired on the job with your spouse or with friends, relatives, clients, or anyone else outside of CCM except on a need-to-know basis relative to your duties at the FIRM. If you convey material non-public information to another person, even inadvertently, it is possible that the other person, if he or she trades on such information would violate insider trading laws. This is known as "tippee liability." You should remember that you may obtain material, non-public information about entities sponsored by the FIRM. Communicating such information in violation of the FIRM'S policies is illegal.

WHAT IS MATERIAL INFORMATION?

Information is material when a reasonable investor would consider it important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities. The general test is whether a reasonable investor would consider the information important in deciding whether or not to buy or sell a security in the company. The information could be positive or negative.

Whether something is MATERIAL INFORMATION must be evaluated relative to the company in whose securities a trade is being considered (e.g., a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company). Some examples of MATERIAL INFORMATION are:

o    dividend changes,

o    earnings results,

o    projections,

o    changes in previously released earnings estimates,

o significant merger, spin-off, joint venture, or acquisition proposals or agreements,

o    stock buy-back proposals,

o    tender offers,

o    rights offerings,

o    new product releases or schedule changes,

o    significant accounting write-offs or charges,

o    credit rating changes,

o    changes in capital structure (e.g. stock splits),

o    accounting changes,

o    major technological discoveries, breakthroughs or failures,

o    major capital investment plans,

o    major contract awards or cancellations,

o    governmental investigations,



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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

o    major litigation or disposition of litigation,

o    liquidity problems, and

o    extraordinary management developments or changes.

MATERIAL INFORMATION also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities in some contexts may be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information for the Wall Street Journal's "Heard on the Street" column.

Because no clear or "bright line" definition of what is material exists, assessments sometimes require a fact-specific inquiry. For this reason, if you have questions about whether information is material, direct the questions to the Chief Compliance Officer.

WHAT IS NON-PUBLIC INFORMATION?

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape," release by Standard & Poor's or Reuters, or publication in the Wall Street Journal or other generally circulated publication. Information remains non-public until a reasonable time elapses after it is disseminated. While no specific rule exists, generally trading 24 hours after the public dissemination of information would not be prohibited (though the wait period may be shorter when a press release is involved).

WHAT ARE SOME EXAMPLES OF HOW CCM PERSONNEL COULD OBTAIN INSIDE INFORMATION AND WHAT YOU SHOULD DO IN THESE CASES?

In the context of the FIRM'S business, the following are some examples of how a person could come into possession of INSIDE INFORMATION: Board of Directors' seats or observation rights, deal-specific information in connection with a negotiated transaction, creditors' committees, information about CCM products and contacts with public companies.

BOARD OF DIRECTORS SEATS OR OBSERVATION RIGHTS

Officers, directors, and employees sometimes are asked to sit or act as an observer on the Board of Directors of public or EDGAR-reporting companies - sometimes in connection with their duties at CCM and sometimes not. These public companies generally will have restrictions on their Board members' or observers' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the CODE OF ETHICS, service as a director of a non-CCM company requires approval, and, if approval is given, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest or insider trading, such as CHINESE WALL procedures and placing the SECURITIES on a restricted list. Anyone who desires to serve on a Board of Directors or as a Board Observer should complete the Report on Outside Directorships and Officerships and submit it to the C.E.O. who will make the appropriate CHINESE WALL and/or restricted securities listings.


CCM Code                                                                      14
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underscored the effect of inadequate safeguards that could inadvertently render securities "illiquid" in the hands of the FIRM. To mitigate this risk, anyone sitting on a Board of a public company should consider the CHINESE WALL procedures below as applicable to them and should abide by them. If the Board seat is held in connection with CCM clients, and a legitimate need exists to communicate the information, it may be done within the confines and procedures set forth in the CHINESE WALL memorandum and procedures. The C.C.O. should be contacted with any questions.

Portfolio Managers sitting on Boards of public companies in connection with an equity position that they manage should be mindful of SEC filing obligations under Section 16 of the EXCHANGE ACT, in addition to the possibility of being required to give back profits (or so called "short swing profits") on purchases and sales of shares held in client accounts within a 6-month period. Similar concerns arise in the context of companies where an intent to control exists or an arrangement is made with others to attempt to influence or control a public company. The C.C.O. should be consulted in these situations, and outside counsel should be involved as necessary.

DEAL-SPECIFIC INFORMATION

Under certain circumstances, an employee may receive INSIDE INFORMATION for a legitimate purpose in the context of a transaction in which a CCM entity or account is a potential participant or in the context of forming a confidential relationship. This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be signed, it should be assumed that INSIDE INFORMATION is included. However, even in the absence of a confidentiality agreement, INSIDE INFORMATION may be received when an oral agreement is made or an expectation exists that you will maintain the information as confidential. In addition, if the persons providing or receiving the information have a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential, such pattern or practice is sufficient to form a confidential relationship. The SEC rules further provide a presumed duty of trust and confidence when a person receives material non-public information from his or her spouse, parent, child, or sibling.

Material non-public or deal-specific information may be given in connection with CCM making a direct investment in a company in the form of equity or debt; it may also involve a purchase by the FIRM of a debt or equity security in a secondary transaction or in the form of a participation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. You should remember that even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities, and the receipt of the information by the FIRM can affect the ability of other parts of the organization to trade in those securities. For the aforementioned reasons, if you are to receive any deal-specific information or material, non-public information on a company with any class of publicly traded securities (whether domestic or foreign), contact the product attorney in the Legal Department for your area, who then will implement the appropriate CHINESE WALL and trading procedures.




CCM Code                                                                      15
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

CREDITORS' COMMITTEES

On occasion, an investment may go into default, and CCM is a significant participant. In that case, CCM may be asked to participate on a Creditors' Committee. Creditors' Committees often are involved in intensive negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are given access to INSIDE INFORMATION. CCM sitting on such a committee could substantially affect its ability to trade in SECURITIES in the company and, therefore, before sitting on any official Creditors' Committee, you should contact the C.C.O. so that the appropriate CHINESE WALL can be established and/or restricted securities LISTings can be made. If you sit on an informal Creditors' Committee (i.e., a committee or group that does not receive material non-public information from an issuer), these restrictions may not apply, but you should consult with the C.C.O. for confirmation.

INFORMATION ABOUT CCM PRODUCTS

Persons involved with the management of limited partnerships and trusts which themselves issue securities could come into possession of MATERIAL INFORMATION about those funds that is not generally known to their investors or the public and that could be considered INSIDE INFORMATION. For example, plans with respect to dividends could be considered INSIDE INFORMATION, and buying or selling securities in a CCM product with knowledge of an imminent change in dividends would be a violation of the policy. Another example would be a large-scale buying or selling program or a sudden shift in allocation that was not generally known. This also could be considered INSIDE INFORMATION. Disclosing holdings of the CCM FUNDS on a selective basis could be viewed as an improper disclosure of non-public information and should not be done. See the Marketing and Communications Policy for further information concerning portfolio holdings disclosure. In the event of inadvertent or unintentional disclosure of material non-public information, the person making the disclosure should immediately contact the C.C.O. because CCM will be required to make prompt disclosure as soon as reasonably practicable (but in no event after the later of 24 hours after the disclosure or the commencement of the next day's trading on the New York Stock Exchange).

CCM currently discloses holdings of the FUNDS on a monthly basis beginning on the 15th calendar day following the end of that month (or, if not a business day, the next business day thereafter). Disclosure of these funds' holdings at other times requires special confidentiality procedures and must be precleared with the C.C.O. Persons involved with management of these funds and, in particular, portfolio managers, but also support and administrative personnel, should be sensitive to the fact that they have access to such information.

CONTACTS WITH PUBLIC COMPANIES

For CCM, contacts with public companies represent an important part of our research efforts. CCM makes investment decisions on the basis of the FIRM's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee becomes aware of material, non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to us, or if an investor-relations representative makes a selective disclosure of adverse news to us among a handful of investors. In such situations, CCM must make a judgment regarding its further conduct. If an issue arises in this area, our notes could become subject to scrutiny. Investor notes have become increasingly the target of plaintiffs' attorneys in securities class actions.


CCM Code                                                                      16
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

This area is particularly concerning to the investment business and, unfortunately, is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally when the corporate insider was disclosing for an improper purpose, such as for personal benefit, and the analyst knew it). However, the SEC has declared publicly its disfavor with the ruling in the case and has since brought enforcement proceedings indicating that they will take strict action against what they see as "selective disclosures" by corporate insiders to securities analysts, even when the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as "a fencing match on a tightrope" and a noted securities professor has said that the tightrope is now electrified. Analysts and portfolio managers who have private discussions with management of a company should be clear about whether they desire to obtain material information and become restricted or not receive such information.

Because of this uncertainty, caution is the recommended course of action. If an analyst or portfolio manager receives what he or she believes is insider information and if you feel you received it in violation of a corporate insider's fiduciary duty or for his or her personal benefit, you should make reasonable efforts to achieve public dissemination of the information and restrict trading until then. The C.C.O. should be contacted if you have questions or doubts.

WHAT IS THE EFFECT OF RECEIVING INSIDE INFORMATION?

The person actually receiving the INSIDE INFORMATION is subject to the trading and communication prohibitions discussed above. However, because CCM is a company, questions arise regarding how widely that information is to be attributed throughout the company. Naturally, the wider the attribution, the greater the restriction will be on other persons and departments within the company. Therefore, anyone receiving INSIDE INFORMATION should be aware that the consequences can extend well beyond themselves.

In the event of receipt of INSIDE INFORMATION by an employee, the company generally will:

o    establish a CHINESE WALL around the individual or a select group, and/or

o place a "firm wide restriction" on securities in the affected company that would bar any purchases or sales of the securities by the FIRM, whether for a client or personal account (absent specific approval from the C.C.O.).

In connection with the CHINESE WALL protocol, those persons falling within the CHINESE WALL would be subject to the trading prohibition and, except for need-to-know communications to others within the CHINESE WALL, the communication prohibition discussed above. The breadth of the CHINESE WALL and the persons included within it would be determined on a case-by-case basis. In these circumstances, the CHINESE WALL procedures are designed to "isolate" the INSIDE INFORMATION and restrict access to it to an individual or select group to allow the remainder of the company not to be affected by it. In any case where a CHINESE WALL is imposed, the CHINESE WALL procedures discussed below must be strictly observed.



CCM Code                                                                      17
of Ethics  ---------------------------------------------------------------------

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------


DOES CCM MONITOR TRADING ACTIVITIES?

The C.C.O. conducts reviews of trading in public securities listed on the RESTRICTED SECURITIES LIST. The C.C.O. surveys transactions effected by employees and client accounts for the purpose of, among others, identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades.

PENALTIES AND ENFORCEMENT BY SEC AND PRIVATE LITIGANTS

The Director of Enforcement of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. Updated and improved detection, tracking, and surveillance techniques in the past few years have strengthened enforcement efforts by the SEC as well as the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

o    paying three times the amount of all profits made (or losses avoided),

o    fines of up to $1 million,

o    jail up to 10 years, and

o    civil lawsuits by shareholders of the company in question.

The regulators, the market and CCM view violations seriously.

WHAT YOU SHOULD DO IF YOU HAVE A QUESTION ABOUT INSIDE INFORMATION?

Before executing any trade for yourself or others, including clients of the FIRM, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the Chief Compliance Officer who will determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted. You should not discuss the information with anyone else within or outside the FIRM.

CHINESE WALL PROCEDURES

The SEC has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of this INSIDE INFORMATION to an entire company. These types of procedures are typical in multi-service broker-dealer investment banking firms and are known as CHINESE WALL procedures. In those situations where CCM believes INSIDE INFORMATION can be isolated, the following CHINESE WALL procedures would apply. These CHINESE WALL procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the CHINESE WALL.


CCM Code                                                                      18
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

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

IDENTIFICATION OF THE WALLED-IN INDIVIDUAL OR GROUP

The persons subject to the CHINESE WALL procedures will be identified by name or group designation. If the CHINESE WALL procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, the CHINESE WALL likely will apply exclusively to that individual, although in certain circumstances expanding the wall may be appropriate. Determination of the breadth of the CHINESE WALL is fact-specific and must be made by the Chief Compliance Officer. Therefore, as noted above, advising them if you come into possession of material, non-public information is important.

ISOLATION OF INFORMATION

Fundamental to the concept of a CHINESE WALL is that the INSIDE INFORMATION be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows: restrictions on communications and restrictions on access to information.

RESTRICTIONS ON COMMUNICATIONS

Communications regarding the INSIDE INFORMATION of the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the Chief Compliance Officer. Communications should be discreet. In some cases using code names for the subject company as a precautionary measure may be appropriate. If persons outside of the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, discussing the matter with someone at the FIRM outside of the group may be desirable. However, no such communications should be held without first receiving the prior clearance of the Chief Compliance Officer. In such case, the person outside of the group and possibly his or her entire department, thereby will be designated as "inside the wall" and will be subject to all CHINESE WALL restrictions in this policy.

RESTRICTIONS ON ACCESS TO INFORMATION

The files, computers, and offices where confidential information is physically stored generally should be made inaccessible to persons not within the walled-in group. In certain circumstances, adequate physical segregation of the group exists, whereby access would be very limited. However, in other cases with less physical segregation between the group and others, additional precautionary measures should be taken to ensure that any confidential non-public information is kept in files that are secure and not generally accessible.

TRADING ACTIVITIES BY PERSONS WITHIN THE WALL

Persons within the CHINESE WALL are prohibited from buying or selling securities in the subject company, whether on behalf of the FIRM or clients or in personal transactions. This restriction would not apply in the following two cases: (i) where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which deal-specific information was given, and (ii) in connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed CCM to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, CCM would attribute the purchase or sale to the direction of the client rather than pursuant to the FIRM'S discretionary authority and CCM would



CCM Code                                                                      19
of Ethics  ---------------------------------------------------------------------

                                             POLICY STATEMENT ON INSIDER TRADING
--------------------------------------------------------------------------------

be acting merely in an executory capacity (again, assuming no confidential information has been shared with the client). The liquidating portfolio manager should confirm to the C.C.O. in connection with such a liquidation that no confidential information was shared with the client. Note that if the transaction permitted under (i) above is a secondary trade (vs. a direct company issuance), the C.C.O. should be consulted to determine disclosure obligations to the counterparty of the INSIDE INFORMATION in our possession.

TERMINATION OF CHINESE WALL PROCEDURES

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the CHINESE WALL procedures with respect to the information generally can be eliminated. This is particularly true if the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are exposed more frequently to the receipt of such information (e.g., being a member of the Board of Directors or on a Creditors' Committee) would be subject ordinarily to the CHINESE WALL procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.




























CCM Code                                                                      20
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

                                                  CERTAIN OPERATIONAL PROCEDURES
--------------------------------------------------------------------------------

CERTAIN OPERATIONAL PROCEDURES

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to CCM employees and enforcement thereof by the FIRM.

MAINTENANCE OF RESTRICTED LIST

The RESTRICTED SECURITIES LIST is updated by the C.C.O., who distributes it to the following personnel in the FIRM'S offices: all traders, portfolio managers, analysts, as well as certain other individuals. This list is issued whenever an addition, deletion or modification occurs, in addition to periodically if no changes have been made. In some cases, the list may note a partial restriction (e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person). The C.C.O. updates an annotated copy of the list that explains why each item is listed and has a section giving the history of each item that has been deleted. This annotated RESTRICTED SECURITIES LIST is distributed to everyone at the firm.

The RESTRICTED SECURITIES LIST is updated whenever a change occurs that the C.C.O. has determined should be added.

The RESTRICTED SECURITIES LIST includes securities for foreign and domestic public reporting companies where CCM personnel serve as directors, board observers, officers, or members of official creditors' committee, where CCM personnel have material, non-public information or have an agreement or arrangement to maintain information as confidential. Once a company is placed on the RESTRICTED SECURITIES LIST, any purchase or sale specified on the list (whether a personal trade or on behalf of a client account) must be cleared with the C.C.O. In certain circumstances where a group continuously receives material non-public information as part of its strategy, a global CHINESE WALL will be imposed on the department in lieu of placing all of the issuers for which it has information on the RESTRICTED SECURITIES LIST.

EXEMPTIONS

The Chief Compliance Officer must approve any exemption that is then documented.

CONSENT TO SERVICE ON BOARD OF DIRECTORS AND CREDITORS' COMMITTEES

To monitor situations where material, non-public information may become available by reason of a Board position, employees are required to obtain consent for accepting positions on non-CCM Boards of Directors. Similarly, consent is required for employees to sit on Creditors' Committees. See the section Policy Statement on Insider Trading - What Are Some Examples Of How Personnel Could Obtain Inside Information and What Should You Do In These Cases?









CCM Code                                                                      21
of Ethics  ---------------------------------------------------------------------

                                        GIFTS, PAYMENTS & PREFERENTIAL TREATMENT
--------------------------------------------------------------------------------

GIFTS, PAYMENTS & PREFERENTIAL TREATMENT

GIFTS AND ENTERTAINMENT RECEIVED BY EMPLOYEES

GIFTS or ENTERTAINMENT may provide the actual or apparent potential for conflict of interest affecting an employee's duties and independence of judgment for the FIRM'S clients or the FIRM. Therefore, the FIRM'S policy limits GIFTS or ENTERTAINMENT, whether to the employee or his or her family, domestic partners, relatives, friends or designees.

GIFTS

Employees should never solicit GIFTS from suppliers, clients, brokers, or any other entity with which CCM does business.

As a general rule, you should not accept GIFTS that are of excessive value. While no absolute definition of "excessive" exists, you should exercise good judgment to ensure that no GIFT that is, or could be, reasonably viewed as excessive in value is accepted. Generally, GIFTS with a value of less than $100 would not be viewed as excessive; those over $100 would be excessive, although the context in which the GIFT is received might permit the receipt of such a GIFT over $100 if approval is obtained (in the manner described below). The receipt of cash GIFTS by employees is absolutely prohibited.

ENTERTAINMENT

For an event to qualify as ENTERTAINMENT, the host of the event must be personally present at the event; otherwise, it would be viewed as a GIFT.

As a general rule, you should not accept an invitation that involves ENTERTAINMENT that is excessive or not usual and customary. No set of absolute rules exists, and good judgment must be exercised. The context, circumstances, and frequency must be considered. For example, when the event is more business related (e.g., a business conference), greater latitude may be acceptable, whereas in a purely amusement context (e.g., an out-of-town sporting event), more restriction may be required. If you believe the ENTERTAINMENT might be excessive or if the ENTERTAINMENT falls into one of the categories identified below, you should seek approval.

APPROVALS

In some cases, approval is advisable, and in other cases, it is mandatory. Approvals must be obtained prior to the GIFT or ENTERTAINMENT being given. If approval is warranted, you must contact the C.C.O. to coordinate the approval process. The two approvals consist of:

o your supervisor, and the Chief Compliance Officer. Approval must be obtained if:

o The GIFT or ENTERTAINMENT involves the payment of out-of-town travel or accommodation expenses.

     o This does not apply to payment of accommodations by a sponsor of an industry, company, or business conference held within the U.S. involving multiple attendees from outside the FIRM where your expenses are being paid by the sponsor on the same basis as those of other attendees; however, if the sponsor is paying travel expenses, approval is required. Also, if the accommodations or travel are paid in connection with a trip abroad, approval should be sought.



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
                                        GIFTS, PAYMENTS & PREFERENTIAL TREATMENT
--------------------------------------------------------------------------------

o A GIFT is reasonably believed to have a value in excess of $100, but you feel it is appropriate. Unless the GIFT appears excessive to a reasonable person, this does not apply to:

     o A business GIFT being given to you from a business or corporate GIFT list on the same basis as other recipients of the sponsor (e.g., Christmas GIFTS).

     o GIFTS from a donor to celebrate a transaction or event that are given to a wide group of recipients (e.g., closing dinner GIFTS).

o You reasonably believe that the ENTERTAINMENT might be excessive, but you feel it is appropriate.

o A GIFT is received from one business relation more than twice in a calendar year.

o You are entertained on a personal basis by a hosting business relation more than twice in a calendar year. A "personal basis" is one involving a relatively small group of people in contrast with a function or event attended by several unrelated attendees (e.g., a fundraising dinner or a party).





















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

                                        GIFTS, PAYMENTS & PREFERENTIAL TREATMENT
--------------------------------------------------------------------------------

You are advised to seek approval if:

o You are not sure if the ENTERTAINMENT is excessive, but you feel it is appropriate.

o    You cannot judge whether a GIFT would have a value over $100.

If a GIFT is over $100 and is not approved as being otherwise appropriate, you should (i) reject or return the GIFT, or (ii) if returning the GIFT could damage friendly relations between a third-party and CCM, give it to the C.C.O. who will donate it to charity.

GIFTS AND ENTERTAINMENT GIVEN BY EMPLOYEES

Giving GIFTS or favors is acceptable to the extent that they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, are not excessive in value and involve no element of concealment. The $100 test for excessiveness applies to giving GIFTS (excludes GIFTS given to other CCM employees), as well as receiving GIFTS (noted above). Giving an individual GIFT with a value in excess of $100 to a person who has the ability to invest assets on behalf of a current or potential client (e.g., the chief investment officer or chief financial officer of a pension plan) of the FIRM requires preapproval. Follow the approval process noted below.

ENTERTAINMENT that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of the FIRM'S business.

Note that for public pension plans, and in some cases other clients, ENTERTAINMENT or GIFTS may have to be disclosed by the FIRM in response to client questionnaires and may reflect unfavorably on the FIRM in obtaining business. In some cases the receipt of GIFTS may even lead to disqualification. Therefore, discretion and restraint is advised. In addition, you must be in a position to report any such GIFTS or ENTERTAINMENT if the question arises.

Special rules apply when you give a GIFT or ENTERTAINMENT to a Foreign Official. These rules are described in the Portfolio Management Policy.

APPROVALS

Contact the C.C.O. to coordinate the approval process. Approvals must be obtained prior to the GIFT or ENTERTAINMENT being given. The two approvals consist of:

o    your supervisor, and the Chief Compliance Officer.

You are advised to seek approval if a GIFT has a value in excess of $100, even if you feel it is appropriate.

SPECIAL RULE FOR REGISTERED FUND DISTRIBUTION PERSONS

FINRA rules prohibit any REGISTERED FUND DISTRIBUTION PERSONS from giving anything with a value in excess of $100 per individual per year (GIFTS are aggregated for this calculation) where such payment relates to the business of the recipient's employer.

Whether a payment relates to the business of the recipient's employer depends on the capacity of the individual receiving the GIFT. Where the individual has the ability to invest assets in securities on behalf of an institution or person, such as the chief investment officer or chief financial officer of a pension plan, the FINRA gifts rule applies. It does not apply to, for example, individual high net worth investors in the FUNDS because the GIFT is not related to the employment of the individual.


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

                                        GIFTS, PAYMENTS & PREFERENTIAL TREATMENT
--------------------------------------------------------------------------------

REGISTERED PERSONs are required to maintain a log of GIFTS by recipient to ensure compliance with the $100 limit. The log will contain:

o    the name of the recipient,

o    the date(s) of the GIFTS(s), and

o    the valuation of the GIFTS(s) that is the higher of cost or market value.

GIFTS AND ENTERTAINMENT GIVEN TO UNIONS AND UNION OFFICIALS

Special reporting rules apply when officers of the FIRM furnish gifts or entertainment to labor unions or union officials. These special rules are independent of, and in addition to, any approval procedures otherwise applicable under the CODE OF ETHICS. CCM is required to file Form LM-10 with the Department of Labor by March 31 following each calendar year to report any gifts and entertainment provided to unions and union officials during that calendar year.

To facilitate compliance with this requirement, CCM has implemented the following "reporting up" procedure. CCM has created its own form called the LM INFORMATION REPORT. The FIRM's officers should record any gifts or entertainment they provide to a union or union official as they occur and complete a separate LM INFORMATION REPORT for each such occurrence. Each LM INFORMATION REPORT must be signed by the C.O.O., C.C.O., or C.E.O. and include the following:

o    the date of the gift or entertainment,

o    the amount or value of the gift or entertainment,

o the name, address and position of the person to whom the gift or entertainment was given, and

o    a description of the circumstances of the gift or entertainment.

Employees should prepare the LM INFORMATION REPORT either when the expense of the gift or entertainment is borne by them personally or when it is borne or reimbursed by the FIRM. Special situations that the LM INFORMATION REPORT intends to identify include: (i) any arrangement between the FIRM and another company to share expenses, (ii) when a gift or entertainment is provided to multiple recipients including unions or union officials (in which case, you will need to determine the cost allocable to the union or union official recipients), and (iii) where the recipient of the gift is a charitable organization associated with or supported by a union or union official. Please complete all items of the LM INFORMATION REPORT that are applicable. This is critical to CCM being able to accurately complete the Form LM-10, including determining whether any exemptions apply to any of the matters reported on the LM INFORMATION REPORT.

Once completed and signed by an officer, the LM INFORMATION REPORT should be submitted to the C.O.O.

OTHER CODES OF ETHICS

Additionally, you should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.


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

                                                              OUTSIDE ACTIVITIES
--------------------------------------------------------------------------------

OUTSIDE ACTIVITIES

OUTSIDE EMPLOYMENT

Each full time employee is expected to devote his or her full time and ability to the FIRM'S interests during regular working hours and during such additional time that may be properly required. CCM discourages full time employees from holding outside paid employment, including consulting. If you are considering taking outside employment, you must submit a written request to the C.O.O. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed.

An employee may not engage in outside employment that:

o    interferes, competes, or conflicts with the interests of the FIRM,

o    encroaches on normal working time or otherwise impairs performance,

o    implies CCM sponsorship or support of an outside organization, or

o    adversely reflects directly or indirectly on the FIRM.

Corporate policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving, or voting on any transaction between CCM and any outside organization with which they are affiliated, whether as a representative of the FIRM or the outside organization, except in the ordinary course of their providing services for the FIRM and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work that is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with the C.E.O.

SERVICE AS DIRECTOR

No officer, portfolio manager, investment analyst, or securities trader may serve as a director or in a similar capacity of any non-CCM company or institution, whether or not it is part of your role at the FIRM, without prior approval from the C.E.O. or C.O.O. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as CHINESE WALL procedures, placing securities of the company on a restricted list, or recusing yourself if the entity ever considers doing business with the FIRM. CCM may withdraw approval if the C.E.O. concludes that withdrawal is in the FIRM'S interest.

You do not need approval to serve on the Board of a private family corporation for your family or any charitable, professional, civic, or nonprofit entities that are not clients of the FIRM and that have no business relations with the FIRM. Also, if you serve in a director capacity that does not require approval, but circumstances later change that would require such approval (e.g., the company enters into business relations with the FIRM or becomes a client), you must then get approval. You should complete the Report on Outside Directorships and Officerships and contact the C.C.O. who will coordinate the necessary approvals.


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

                                                              OUTSIDE ACTIVITIES
--------------------------------------------------------------------------------

FIDUCIARY APPOINTMENTS

No ACCESS PERSON may accept appointments as executor, trustee, guardian, conservator, general partner, or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without contacting the C.C.O. This policy does not apply to appointments involving personal estates or service on the Board of a charitable, civic, or nonprofit company where the ACCESS PERSON does not act as an investment adviser for the entity's assets. If CCM grants you approval to act as a fiduciary for an account outside of the FIRM, it may determine that the account qualifies as an OUTSIDE FIDUCIARY ACCOUNT. SECURITIES traded by you as a fiduciary will be subject to the Personal Investment Transactions Policy.

COMPENSATION, CONSULTING FEES AND HONORARIUMS

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval, including honorariums for publications, public speaking appearances, instruction courses at educational institutions, and similar activities. You should report the amount of this compensation to the C.E.O. You may not retain compensation received for services on Boards of Directors or as officers of corporations where you serve in the course of your employment activities with the FIRM. You should direct any questions concerning the permissible retention of compensation to the C.E.O.

PARTICIPATION IN PUBLIC AFFAIRS

CCM encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, or you wish to accept an appointive office, or you run for elective office, you should contact the C.C.O. You must campaign for an office on your own time, and you may not use CCM property or services for such purposes without proper reimbursement to the FIRM.

In all cases, employees participating in political activities do so as individuals and not as representatives of the FIRM. To prevent any interpretation of sponsorship or endorsement by the FIRM, you should not use either CCM'S name or its address in material you mail or funds you collect, and CCM should not be identified in any advertisements or literature, except as necessary biographical information.

SERVING AS TREASURER OF CLUBS, CHURCHES, LODGES

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or the FIRM'S funds.




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

                                            POLITICAL ACTIVITIES & CONTRIBUTIONS
--------------------------------------------------------------------------------

POLITICAL ACTIVITIES & CONTRIBUTIONS

INTRODUCTION

In the U.S., both federal and state laws impose limitations, and in some cases restrictions, on certain kinds of political contributions and activities. These laws apply not only to U.S. citizens, but also to foreign nationals and both U.S. and foreign corporations and other institutions. Accordingly, CCM has adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, officials and political parties.

This policy regarding activities and political contributions applies to the FIRM and all employees. Failure to comply with these rules could result in civil or criminal penalties for the FIRM and the individuals involved.

These policies are intended solely to comply with these laws and regulations and to avoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual's right to participate in the political process.

OVERVIEW

The following summarizes the key elements of the Policy on Political Activities and Contributions. You are responsible for being familiar and complying with the complete policy that follows this summary.

If you have any questions about political contributions or activities, contact the C.C.O.

o Neither CCM nor anyone working on behalf of the FIRM may solicit or make a political contribution for the purpose of assisting CCM in obtaining or retaining business. Pursuant to Rule 206(4)-5 "Pay to Play"legislation adopted by the SEC, there will be a two year time out from receiving compensation for providing advisory services to certain government entities after certain political contributions are made. There is also a prohibition on soliciting contributions and payments and a prohibition from paying third parties for soliciting government clients.

o Government entities include all state and local governments, their agents, and instumentalities, as well as their public pension plans and other collective government funds including participant-directed plans such as 403(b), 457 and 529 plans. These entities are typically separate legal entities from state and local governments, but have elected officials as board members.

o Use of the FIRM'S facilities for political purposes is only authorized for activities allowed by law and consistent with this policy. For more information, see the Rules for Political Activities on CCM Premises and Using CCM Resources.

o Contributions by the FIRM - Federal law prohibits political contributions by the FIRM (or in CCM's name) in support of candidates for federal office. While some states do allow such contributions, legal restrictions on corporate donations to state and local candidates apply, so any CCM contributions must be approved by the Outside Counsel.



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                                            POLITICAL ACTIVITIES & CONTRIBUTIONS
--------------------------------------------------------------------------------

o Contributions by Employees- The "Pay to Play" rule describes "covered associates" as any general partner, managing member or executive officer or other individual with a similar function at CCM and any employee who solicits a government entitity on behalf of CCM or who supervises people who do the same. Whether a person is deemed a "covered associate" is based on their function, not their title. Because any contributions by a covered associate could invoke a two year time out on fees to CCM, all employees must receive pre-clearance from the CCO before making a political contribution to a state or local government official or to a Political Action Committee (PAC). The pre-clearance at CCM includes all employees, not just covered associates because under the "Pay to Play" Rule there is a two year look pack provision if a person is promoted and becomes a covered associate. Employees are free to give to candidates for federal offices unless the candidate is currently serving in a state or local office while running for federal office. Pre-clearance is also required if the official is seeking a position on the governing Board of any CCM client or potential client.

o Contributions to political parties are allowed, However contributions by covered associates to PACs are allowed only with pre-clearance from the CCO because a time out could be triggered if the contribution was intended to support a limited number of candidates or if it a means to make a contribution indirectly that could not be made directly.

o Support of Candidates, Initiatives, and Special Purpose Organizations Hostile to Defined Benefit Plans - CCM considers the support of candidates, initiatives, or special purpose political action organizations that threaten or otherwise jeopardize the future of employer- sponsored or union-sponsored defined benefit plans that are intended to provide SECURITY to their members often to be against the interest of our client base. As such,

     o CCM will not sponsor or contribute to such candidates, initiatives or special purpose political action organizations, and

     o employees of the FIRM are urged to not sponsor or contribute to such candidates, initiatives, or special purpose political action organizations.

o Use of the FIRM'S name (even in biographical or professional descriptors) is prohibited in connection with explicit political activities of individuals unless required by law or permission has been granted by the C.C.O.

o Political contributions to U.S. candidates by persons who are not U.S. citizens or permanent resident aliens ("foreign nationals") or by foreign businesses are prohibited by law.

o If CCM were, in the future, to use the services of third party marketers, they would be required to comply with all "Pay to Play" rulesEach individual is responsible for remaining within federal, state, and local contribution limits on political contributions and adhering to applicable contribution reporting requirements.

o Use of the FIRM'S address on political contributions should be avoided unless required by law.


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

                                            POLITICAL ACTIVITIES & CONTRIBUTIONS
--------------------------------------------------------------------------------

POLICY ON POLITICAL ACTIVITIES AND CONTRIBUTIONS

GENERAL RULES

POLITICAL CONTRIBUTIONS TO OBTAIN OR RETAIN BUSINESS

All persons are prohibited from making or soliciting political contributions where the purpose is to assist CCM in obtaining or retaining business.

SOLICITATIONS OF EMPLOYEES ON BEHALF OF FEDERAL, STATE, OR LOCAL CANDIDATES OR COMMITTEES

No employee shall apply pressure, direct or implied, on any other employee that infringes upon an individual's right to decide whether, to whom, in what capacity, or in what amount or extent, to engage in political activities.

CONTRIBUTIONS AND SOLICITATIONS

Solicitations/invitations of CCM personnel

All employees must comply with the following procedure when soliciting political contributions to candidates, party committees or political committees. Solicitations or invitations to fundraisers must:

o    originate from the individual's home address,

o    make clear that the solicitation is not sponsored by the FIRM, and

o make clear that the contribution is voluntary on the part of the person being solicited.

GENERAL PROHIBITIONS

All employees are prohibited from:

o making polictal contributions to candidates or PACs through for example, spouses, lawyers, or affiliated companies.

o Bundling a large number of small employee contributions to influence an election in the state or locality in which CCM is seeking business

o    Soliciting contributions from professional service providers

o Sponsoring a meeting or conference which features an official as an attendee or guest speaker and which involves fundraising for the official.

o Making political solicitations under the auspices of the FIRM, unless authorized by the C.C.O. Use of CCM letterhead is prohibited,

o Causing CCM to incur additional expenses by using its resources for political solicitations, such as postage,

o    Reimbursing others for political contributions,



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

                                            POLITICAL ACTIVITIES & CONTRIBUTIONS
--------------------------------------------------------------------------------

o using the FIRM'S name (even in biographical or professional descriptors) in connection with explicit political activities of individuals unless required by law or permission has been granted by the Outside Counsel and doing indirectly or through another person anything prohibited by these policies and procedures.

POLITICAL CONTRIBUTIONS AND ACTIVITIES BY FOREIGN NATIONALS

Foreign nationals and non-permanent resident aliens are prohibited by law from:

o making contributions, donations, expenditures, or disbursements (either directly or indirectly) in connection with any federal, state, or local elections,

o contributing or donating to federal, state or local political party committees, and

o making disbursements for federal, state, or local electioneering communications.

RULES FOR INDIVIDUALS

RESPONSIBILITY FOR PERSONAL CONTRIBUTION LIMITS

Federal law and the laws of many states and localities establish contribution limits for individuals and political committees. Knowing and remaining within those limits are your responsibility. In some jurisdictions, contribution limits apply to the aggregate of all of your contributions within the jurisdiction.

STATE AND LOCAL ELECTIONS

In addition to the rules outlined previously related to "Pay to Play",you must obtain preclearance for any proposed contributions to state and local political officials if, to your knowledge, those individuals now serve, or are seeking a position on, the governing Board of a client of the FIRM.

POLITICAL ACTIVITIES ON CCM PREMISES AND USING CCM RESOURCES

FEDERAL, STATE, AND LOCAL ELECTIONS

All employees are prohibited from:

o causing CCM to incur additional expenses by using CCM resources for political activities, including expenditures such as the use of photocopier paper for political flyers, or FIRM- provided refreshments at a political event. (some exceptions to this ban may apply; see On Premises Activities Relating to Federal Elections below), and

o directing subordinates to participate in federal, state, and/or local fundraising or other political activities, except where those subordinates have voluntarily agreed to participate in such activities.

ON PREMISES ACTIVITIES RELATING TO FEDERAL ELECTIONS

Federal law and CCM policy allow individuals to engage in limited personal, volunteer political activities on company premises on behalf of a federal candidate. Such activities are permitted if and only if:


CCM Code                                                                      31
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

                                            POLITICAL ACTIVITIES & CONTRIBUTIONS
--------------------------------------------------------------------------------

o the candidate does not currently hold a local or state office where CCM is seeking to do business

o the political activities are isolated and incidental (they may not exceed 1 hour per week or 4 hours per month),

o the activities do not prevent the individual from completing normal work and do not interfere with the FIRM'S normal activity,

o the activities do not raise the overhead of the FIRM (e.g., using firm facilities that result in long distance phone charges, facsimile charges, postage or delivery charges, etc.), and

o the activities do not involve services performed by other employees (secretaries, assistants, or other subordinates) unless the other employees are voluntarily engaging in the political activities in question.

VOLUNTEERS WHO ARE OF SUBORDINATE RANK

Any employee considering the use of the services of a subordinate employee (whether or not in the same reporting line) for political activities must inform the subordinate that his or her participation is strictly voluntary and that he or she may decline to participate without risk of retaliation or any adverse job action.

ON PREMISES ACTIVITIES RELATING TO STATE AND LOCAL ELECTIONS

CCM offices are not to be used for any activity related to a state or local election.

RULES FOR EMPLOYEES

FEDERAL ELECTIONS

CCM is prohibited from:

o making or facilitating contributions to federal candidates from corporate treasury funds,

o making or facilitating contributions or donations to federal political party committees and making donations to state and local political party committees if the committees use the funds for federal election activities,

o using corporate facilities, resources, or employees for federal political activities other than for making corporate communications to its officers, directors, stockholders, and their families, and

o making partisan communications to its "rank and file" employees or to the public at large.

RECORD KEEPING

The C.C.O. is required to make and keep a record of all political contributions made by covered associates in the past five years with a start date of September 13, 2010.




CCM Code                                                                      32
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

                                                          OTHER EMPLOYEE CONDUCT
--------------------------------------------------------------------------------

OTHER EMPLOYEE CONDUCT

PERSONAL FINANCIAL RESPONSIBILITY

Properly managing your personal finances is important, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust.

PERSONAL LOANS

You are not permitted to borrow from clients or from providers of goods or services with whom CCM deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

TAKING ADVANTAGE OF A BUSINESS OPPORTUNITY THAT RIGHTFULLY BELONGS TO THE FIRM

Employees must not take for their own advantage a business opportunity that rightfully belongs to the FIRM. Whenever CCM has been actively soliciting a business opportunity, or the opportunity has been offered to it, or the FIRM'S funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to the FIRM and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

o selling information to which an employee has access because of his/her position,

o acquiring any real or personal property interest or right when CCM is known to be interested in the property in question,

o receiving a commission or fee on a transaction that would otherwise accrue to the FIRM, and

o    diverting business or personnel from the FIRM.

DISCLOSURE OF A DIRECT OR INDIRECT INTEREST IN A TRANSACTION

If you or any family member have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of the FIRM), that interest must be disclosed to the Chief Compliance Officer. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy. For example, conducting business with a vendor or service provider who is related to you or your family, or with a vendor or service provider for which a parent, spouse, or child is an officer should be disclosed.

CORPORATE PROPERTY OR SERVICES

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to the FIRM, unless approved by the C.E.O. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes also are prohibited. This includes the use of outside counsel for personal legal advice at the FIRM'S expense.


CCM Code                                                                      33
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

                                                          OTHER EMPLOYEE CONDUCT
--------------------------------------------------------------------------------


USE OF CCM STATIONERY

Using official corporate stationery for either personal correspondence or other non-job-related purposes is inappropriate.

GIVING ADVICE TO CLIENTS

CCM cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the C.C.O. You also should avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, with the exception of situations that may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.




























CCM Code                                                                      34
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

                                                                 CONFIDENTIALITY
--------------------------------------------------------------------------------

CONFIDENTIALITY

All information relating to past, current, and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in the FIRM'S daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by the FIRM. Consequently, all employees will be required to sign and adhere to a Confidentiality Agreement.




































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


                                                                EXEMPTIVE RELIEF
--------------------------------------------------------------------------------

EXEMPTIVE RELIEF

The C.E.O., C.C.O., and C.O.O. will review and consider any proper request of an ACCESS PERSON for relief or exemption from any remedy, restriction, limitation or procedure contained in this CODE OF ETHICS that is claimed to cause a hardship for such an ACCESS PERSON or that may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis determined by the C.E.O., C.C.O., and C.O.O. The C.E.O., C.C.O., and C.O.O. also may grant exemption from ACCESS PERSON status to any person or class of persons it determines does not warrant such status. Under appropriate circumstances, the C.E.O., C.C.O., and C.O.O. may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the CCM employee is not in possession of INSIDE INFORMATION, or for other reasons sufficient to satisfy the C.E.O., C.C.O., and C.O.O. that the transaction does not represent a conflict of interest, involve the misuse of INSIDE INFORMATION or convey the appearance of impropriety. The C.E.O., C.C.O., and C.O.O. shall meet on an ad hoc basis, as deemed necessary upon written request by an ACCESS PERSON, stating the basis for his or her request for relief. The C.E.O., C.C.O., and C.O.O.'s decision is solely at their discretion.























CCM Code                                                                      36
of Ethics  ---------------------------------------------------------------------

                                                                       SANCTIONS
--------------------------------------------------------------------------------

SANCTIONS

Upon discovering a violation of this CODE OF ETHICS, CCM may impose such sanctions it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.










































CCM Code                                                                      37
of Ethics  ---------------------------------------------------------------------

               REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER POLICY"
--------------------------------------------------------------------------------

REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER POLICY"

POLICY

CCM is committed to high ethical standards and compliance with the law in all of its operations. CCM believes that its employees are in the best position to provide early identification of significant issues that may arise with compliance with these standards and the law. The FIRM'S policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

The FIRM'S practice is that all employees report illegal activity or activities that are not in compliance with the FIRM'S formal written policies and procedures, including our CODE OF ETHICS, to assist the FIRM in detecting and putting an end to fraud and unlawful conduct. To that end, the Whistleblower procedures below have been adopted. The reports under the Whistleblower procedures will not be anonymous, but these reports by a reporting employee will be held confidentially by the FIRM except in extraordinary and limited circumstances.

CCM expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked, the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

PROCEDURE

In most cases, an employee should be able to resolve issues or concerns with his or her supervisor or, if appropriate, other management senior to their supervisor. However, instances may occur when this recourse fails or you have legitimate reasons to choose not to notify management. Examples include, but are not limited to, circumstances in which the report involves your supervisor or the supervisor fails to respond. In such cases, CCM has established a system for employees to report illegal activities or non-compliance with the FIRM'S formal written policies and procedures.

An employee who has a good faith belief that a violation of law or failure of compliance may occur or is occurring has a right to come forward and report under this Whistleblower Policy. "Good faith" does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

Reports may be oral, by telephone or interview, or in writing by letter, memorandum, or e-mail. The employee making the report must identify himself or herself. The employee also should clearly identify that the report is being made pursuant to this Reporting of Illegal or Suspicious Activity Policy and in a context commensurate with the fact that the Reporting of Illegal or Suspicious Activity Policy is being invoked (e.g., not in a casual conversation). The report should be made to the following party:

o The Chief Compliance Officer, unless it would not be appropriate or that officer fails to respond.

Depending on the nature of the matters covered by the report, an officer or manager may conduct the investigation, or it may be conducted by the Chief Compliance Officer or by an external party.



CCM Code                                                                      38
of Ethics  ---------------------------------------------------------------------

               REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER POLICY"
--------------------------------------------------------------------------------

The investigation will be conducted diligently by any appropriate action.

CCM understands the importance of maintaining confidentiality of the reporting employee to make the Whistleblower right effective. Therefore, the identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation determined by the Chief Compliance Officer. Any disclosure shall be limited to the minimum required. The employee making the report will be advised if confidentiality cannot be maintained.

The Chief Compliance Officer will follow up on the investigation to make sure that it is completed, that any non-compliance issues are addressed, and that no acts of retribution or retaliation occur against the person(s) reporting violations or cooperating in an investigation in good faith.

The Chief Compliance Officer will report to the CEO concerning the findings of any investigation they determine involved a significant non-compliance issue.

Note that submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.

Records of compliance violations will be kept per CCM's record retention policies.

























CCM Code                                                                      39
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

ANNUAL COMPLIANCE CERTIFICATION

CCM will require all ACCESS PERSONS and CCM directors to certify annually that
(i) they have read and understand the terms of this CODE OF ETHICS and recognize the responsibilities and obligations incurred by their being subject to this CODE OF ETHICS, and (ii) they are in compliance with the requirements of this CODE OF ETHICS, including, but not limited to, the personal investment transactions policies contained in this CODE OF ETHICS.





































CCM Code                                                                      40
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

APPENDIX A FORMS








































CCM Code                                                                      41
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                    CHAUTAUQUA CAPITAL MANAGEMENT, LLC (CCM)

                     ANNUAL ACCESS PERSONNEL QUESTIONNAIRE

The following questions apply to the past year. If you answer "Yes" to any of these questions, please provide further information in the space at the bottom of this questionnaire.

--------------------------------------------------------------------------------------------------
1.   Have you been convicted in a criminal proceeding (felony or                    Yes     No
     misdemeanor) or are you presently the subject of any pending criminal proceedings (felony or misdemeanor) or administrative charges (excluding minor traffic offenses and other minor offenses)?
--------------------------------------------------------------------------------------------------
2.   Have you been the subject of a judgment or conviction for any business-        Yes     No
     related conduct constituting a crime under federal, state or local government law?
--------------------------------------------------------------------------------------------------
3.   Have you been debarred, suspended, proposed for debarment, terminated,         Yes     No
     declared ineligible or voluntarily excluded from covered transactions or in connection with a contract or contracting process by any Federal, State or local government department or agency or are you presently the subject of a pending proceeding or investigation which could result in such action?
--------------------------------------------------------------------------------------------------
4.   Have you been enjoined by any jurisdiction from soliciting contributions or    Yes     No
     been found to have engaged in unlawful practices in the solicitation of contributions or administration of charitable assets or are you presently the subject of a pending proceeding or investigation which could result in such action?
--------------------------------------------------------------------------------------------------
5.   Have you been the subject of any order, judgment or decree of any court        Yes     No
     enjoining you from any activities associated with the offer or sale of securities or are you presently the subject of a pending proceeding or investigation which could result in such action?
--------------------------------------------------------------------------------------------------
6.   Have you (or a company of which you are an officer or director) been           Yes     No
     convicted of, or had a civil judgment rendered against you, or have you been or are you currently indicted or charged or granted immunity in an action for commission of fraud, coercion, extortion, theft, larceny, embezzlement, fraudulent conversion, forgery, bribery, bribe receiving, giving or accepting unlawful gratuities, immigration or tax fraud, mail fraud, racketeering, price fixing, bid collusion, perjury, falsification or destruction of records, making false statements or any crime related to truthfulness, receiving stolen property or misappropriation of property or for violation of Federal or State antitrust statutes?
--------------------------------------------------------------------------------------------------
7.   Have you been or are you presently the subject of a bankruptcy or similar      Yes     No
     proceeding?
--------------------------------------------------------------------------------------------------
8.   Are you the subject or have you been the subject of any pending or             Yes     No
     threatened investigation, civil or criminal proceeding by any Federal, State, local or foreign government agency, including regulatory agencies for business-related or other conduct?
--------------------------------------------------------------------------------------------------


CCM Code                                                                      42
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
9.   Have you been enjoined by any court or been the subject of an administra-      Yes     No
     tive order (including voluntary agreements of compliance) or found in violation of any administrative, statutory, or regulatory provisions?
--------------------------------------------------------------------------------------------------
10.  Have you had one or more public transactions (Federal, State or local)         Yes     No
     suspended or terminated for cause or default?
--------------------------------------------------------------------------------------------------
11.  Have you been denied an award of local, state, or federal government           Yes     No
     contract, had a contract suspended or had a contract terminated for non-
     responsibility, or received an overall unsatisfactory performance rating from any government agency on any contract or agreement?
--------------------------------------------------------------------------------------------------
12.  Have you been disqualified for cause as a bidder on any permit, license, concession, franchise or lease?
--------------------------------------------------------------------------------------------------
13.  Have you been declared in default and/or terminated for cause for any contract and/or had any contracted canceled for cause?
--------------------------------------------------------------------------------------------------
14.  Have you been the subject of an unsatisfied judgment, injunction or lien for   Yes     No
     any business-related conduct obtained by any federal, state, or local government agency including, but not limited to, judgments based on taxes owned and fines and penalties assessed by any federal, state or local government agency?
--------------------------------------------------------------------------------------------------
15.  Have you been the subject of a grant of immunity for any business-related      Yes     No
     conduct constituting a crime under federal, state or local law including, but not limited to, any crime related to truthfulness and/or business conduct?
--------------------------------------------------------------------------------------------------
16.  Have you been the subject of an administrative proceeding or civil action      Yes     No
     seeking specific performance or restitution in connection with any federal, state or local contract or lease?
--------------------------------------------------------------------------------------------------
17.  Have you been the subject of the withdrawal, termination or suspension of      Yes     No
     any grant or other financial support by any federal, state, or local agency, organization or foundation?
--------------------------------------------------------------------------------------------------
18.  Have you had any business or professional license, permit, concession,         Yes     No
     franchise or lease terminated for cause, suspended, or revoked?
--------------------------------------------------------------------------------------------------
19.  Have you been the subject of a sanction imposed as a result of judicial or     Yes     No
     administrative proceedings relative to any business or professional license?
--------------------------------------------------------------------------------------------------
20.  Have you been the subject of a consent order with a federal, state or local    Yes     No
     government enforcement determination involving a violation of federal, state or local laws, including specifically with the New York State
     Department of Environmental Conservation?
--------------------------------------------------------------------------------------------------
21.  Have you been the subject of a citation, notice, violation order, pending      Yes     No
     administrative hearing or proceeding or determination for violations of:

     a.   Federal, state or local health laws, rules or regulations

     b.   Unemployment insurance or workers' compensation

     c.   Coverage or claim requirements

     d.   ERISA (Employee Retirement Income Security Act)

     e.   Federal, state or local human rights laws

     f.   Federal INS (Immigration and Naturalization Service) and Alienage
          Laws, Sherman Act or other federal anti-trust laws
--------------------------------------------------------------------------------------------------


CCM Code                                                                      43
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     g.   A federal state or local determination of a willful violation of any public works or labor law or regulation

     h.   An Occupational Safety and Health Act citation and notification of penalty containing a violation classified as serious or willful?
--------------------------------------------------------------------------------------------------

If you answered "Yes" to any of the above questions, please provide additional information in the space below (or add an additional sheet of paper):

PLEASE SIGN AND DATE. If we need further information, we will contact you. Thank you.

I certify that the information provided above is true and correct. I understand that if any of the above information changes, I must promptly contact Brian Beitner, to inform him of such change.

Signature: ___________________________________

Printed Name: ________________________________

Date: ________________________________________

Please return to: Richard Huber, Chautauqua Capital Management, 1426 Pearl Street, Suite 201, Boulder, CO 80302. richard.huber@chautauquacapital.com

















CCM Code                                                                      44
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                       CHAUTAUQUA CAPITAL MANAGEMENT, LLC

                            INITIAL HOLDINGS REPORT

BROKER INFORMATION

You are required to direct your Broker to send duplicate copies of your trade confirmations and your periodic broker statements. This covers all accounts in which you have beneficial interest.

Whether or not you are actively trading, it is still your responsibility to inform your Broker to send this information (please refer to the CCM Code of Ethics.

Please confirm the following information within 10 days of your start date.

1.   NO BROKERAGE ACCOUNTS

     [ ] I have no brokerage accounts at this time and have not had any brokerage accounts since January 1, 2013 or the date I joined CCM, whichever is later.

2.   HAVE OR HAVE HAD BROKERAGE ACCOUNTS

     [ ] I have or have had an account(s) with the following Brokers and these are all of the accounts I have had at the time since January 1, 2013 or the date I joined CCM, whichever is later. (Please list all accounts in which you have or had a Beneficial Interest.)

BROKERAGE FIRM                     ACCOUNT #            DATE OPENED OR CLOSED

---------------------------        -----------------    ------------------------

---------------------------        -----------------    ------------------------

---------------------------        -----------------    ------------------------

---------------------------        -----------------    ------------------------

---------------------------        -----------------    ------------------------

I hereby certify that the following is a complete listing of all securities (other than U.S. Government securities, bank certificates of deposit, bankers' acceptances, commercial paper and mutual funds) as of ________________________ (must be current within the last 30 days).

     NOTE: The term "securities" includes any interest or instrument commonly known as a secutity including all stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.




CCM Code                                                                      45
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                                     NUMBER OF SHARES AND
NAME OF SECURITY              TYPE OF SECURITY       PRINCIPAL AMOUNT          YEAR ACQUIRED
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

(Use additional sheets if necessary. You may attach current copies of your brokerage statements instead of completing the above.)


Signature: ___________________________________

Printed Name: ________________________________

Date: ________________________________________

Please return this form to: Richard Huber within 10 days of your start date



















CCM Code                                                                      46
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                       CHAUTAUQUA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                         INITIAL EMPLOYEE CERTIFICATION

     I have read and understand the terms of the Code of Ethics of Chautauqua Capital Management, LLC. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the Code of Ethics.



Signature: ___________________________________

Printed Name: ________________________________

Date: ________________________________________






























CCM Code                                                                      47
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                  CONFIDENTIAL

COMPLETE, SIGN AND RETURN TO RICHARD HUBER AFTER DECEMBER 31, 2010 BUT NOT ON OR BEFORE JANUARY 14, 2011.

I.   BROKER INFORMATION

You are required to direct your Broker to send duplicate copies of your trade confirmations and your periodic broker statements. This covers all accounts in which you have beneficial interest.

Whether or not you are actively trading, it is still your responsibility to inform your Broker to send this information (please refer to page ___ of the CCM Code of Ethics.

Please confirm the following information for 2010:

3.   NO BROKERAGE ACCOUNTS

     [ ] I have no brokerage accounts at this time and have not had any brokerage accounts since January 1, 2010 or the date I joined CCM, whichever is later.

4.   HAVE OR HAVE HAD BROKERAGE ACCOUNTS

     [ ] I have or have had an account(s) with the following Brokers and these are all of the accounts I have had at the time since January 1, 2009 or the date I joined CCM, whichever is later. (Please list all accounts in which you have or had a Beneficial Interest.)

Brokerage Firm                     Account #            Date Opened of Closed

---------------------------        ------------------   ------------------------

---------------------------        ------------------   ------------------------

---------------------------        ------------------   ------------------------

---------------------------        ------------------   ------------------------

---------------------------        ------------------   ------------------------

II.  ANNUAL COMPLIANCE CERTIFICATION

     I have read and understand the terms of the Code of Ethics of Chautauqua Capital Management, LLC ("CCM") and recognize the responsibilities and obligations incurred by my being subject to this Code. I am in compliance with the requirements of this Code (including but not limited to the personal investment transactions policies contained in the Code) and have been in compliance since the date of my last Annual Certificate of Compliance, except for any violations which I have reported to the Chief Compliance Officer or which the Chief Compliance Officer has reported to me. I hereby agree to abide by the Code of Ethics of Chautauqua Capital Management, LLC. Please submit the Annual Holdings Report along with this Annual Compliance Certification.

Signature: ___________________________________

Printed Name:________________________________

Date: _______________________________________





CCM Code                                                                      48
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                       CHAUTAUQUA CAPITAL MANAGEMENT, LLC

                             ANNUAL HOLDINGS REPORT

     I hereby certify that the following is a complete listing of all securities (other than U.S. Government securities, bank certificates of deposit, bankers' acceptances, commercial paper and mutual funds) as of . (must be current within a date no more than 45 days before this report is submitted).

     NOTE: The term "securities" includes any interest or instrument commonly known as a secutity including all stocks, bonds, options, warrants, secutites acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

--------------------------------------------------------------------------------
                                          NUMBER OF SHARES OR
  NAME OF SECURITY    TYPE OF SECURITY    PRINCIPAL VALUE OF    YEAR ACQUIRED
                                                BONDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Use additional sheets if necessary. You may attach copies of your year-end brokerage statements instead of completing the above.)

Please fill out the Annual Certification of Compliance in addition to this Annual Holdings Report with a complete list of all brokerage accounts and submit them together.

Signature: ___________________________________

Printed Name: ________________________________

Date: ________________________________________

Please return this form to: Richard Huber




CCM Code                                                                      49
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                       CHAUTAUQUA CAPITAL MANAGEMENT, LLC

              QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS
             CONFIDENTIAL REPORT DUE WITHIN 30 DAYS OF QUARTER END

To: Richard Huber                          From:________________________________
                                                Please print your name

     The following lists all transactions in securities in which I had any direct or indirect beneficial ownership, during the quarter ended excluding securities exempt from reporting on the quarterly report as defined in the Code of Ethics. Note: The term "securities" includes any interest or instrument commonly known as a secutity including all stocks, bonds, options, warrants, secutites acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics. This report must be received by Richard Huber WITHIN 10 DAYS AFTER THE END OF THE QUARTER.

IF NO TRANSACTIONS TOOK PLACE, CHECK THE BOX AND SIGN BELOW. [ ]

--------------------------------------------------------------------------------
                                           PRICE AT WHICH
TRADE DATE    (BUY)    NO. OF   PRINCIPAL  TRANSACTION      SECURITY     BROKER
MONTH/DAY     (S)ELL   SHARES   AMOUNT     EFFECTED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




CCM Code                                                                      50
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

Above transactions have been approved or are exempt from approval as defined in
the Code of Ethics?   [ ] Yes   [ ] No

1.   NO NEW BROKERAGE ACCOUNTS

     [ ]  I have not opened any new brokerage accounts during the last quarter

2.   NEW BROKERAGE ACCOUNTS

     [ ] I have opened a new brokerage account during the last quarter with the following: (Please list all new accounts in which you have a Beneficial Interest.)

Brokerage Firm                    Account #             Date Opened or Closed

-----------------------------     -------------------   ------------------------

-----------------------------     -------------------   ------------------------

-----------------------------     -------------------   ------------------------



Signature: ___________________________________

Date: ________________________________________















CCM Code                                                                      51
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                   CHAUTAUQUA CAPITAL MANAGEMENT, LLC ("CCM")

             REQUEST FOR PERSONAL INVESTMENT TRANSACTIONS APPROVAL

DO NOT TRADE UNTIL YOU HAVE BEEN NOTIFIED BY THE PERSONAL SECURITIES ADMINISTRATOR THAT YOU CAN TRADE. THIS AUTHORIZATION IS VALID ONLY THROUGH THE BUSINESS DAY FOLLOWING APPROVAL DATE. ANY TRANSACTION, OR PROTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL. YOU WILL GET A COPY OF THE FORM COUNTERSIGNED BY THE ADMINISTRATOR FOR YOUR PERSONAL RECORDS.

REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE CONFIRMS AND STATEMENTS ON ALL TRANSACTIONS TO: CHAUTAUQUA CAPITAL MANAGEMENT, LLC; 1426 PEARL ST., SUITE 201; BOULDER, CO 80302; ATTN: RICHARD HUBER; Richard.huber@chautauquacapital.Com

Name:                                Department:
     -------------------------------             -------------------------------
Date:                                Buy:                         Sell:
     -------------------------------     -----------------------       ---------

Remember: Uncovered short sales are prohibited.
          Portfolio Managers are subject to "Blackout" periods for securities including the underlying securities for options. Portfolio Managers who manage any registered investment company for CCM and their associated investment personnel may not buy and sell, or sell and buy, the same security within 60 calendar days.

Full Name of Security and Issuer:

--------------------------------------------------------------------------------

If security is an ADR, ADS, option, or warrant describe the underlying security:

--------------------------------------------------------------------------------

CUSIP, SEDOL or other number for secutity (obtain from broker):
                                                               -----------------
Security Symbol:
                ----------------

PLEASE PLACE A CHECK IN ALL OF THE APPLICABLE BOXES. OMISSIONS WILL RESULT IN DELAYS IN THE PROCESSING OF THE REQUEST.

SECURITY IS:

I.   DOMESTIC OR FOREIGN

     [ ]  A. Domestic

     [ ]  B. Foreign and if so, specify country:
                                                 -------------------------------

II.  EQUITY OF FIXED INCOME

     A.   EQUITY

     [ ]  1. Common Stock or Preferred Stock

     [ ]  2. Shares of Closed-End Investment Company

     [ ]  3. Convertible Preferred Stock

     [ ]  4. Commodity including Financial Future

     [ ]  5. American Depository Receipt (ADR) or American Depository Share
            (ADS)

     [ ]  6. Other Depository Receipt or Depository Share

     [ ]  7. Option or Warrant (Writing of uncovered options is prohibited)

     [ ]  8. Future

     [ ]  9. Other and if so, specify:

     B.   FIXED INCOME

     [ ]  1. Mortgage-Backed or Asset-Backed Debt

     [ ]  2. Convertible Debt

     [ ]  3. Other Debt

     [ ]  4. Option or Warrant (Writing of uncovered options is prohibited)

     [ ]  5. Future

     [ ]  6. Other and if so, specify:

     [ ]  7. Issuer is a government agency or quasi-agency

     [ ]  8. Issuer is a municipality

III. PTIVATE PLACEMENT OR PUBLIC OFFERING

     [ ] A. Private Placement (For Portfolio Managers, Traders, and Investment Analysts, prior approval of Approving Officers is required.)

     [ ] B. Public Offeirng (Investments in Initial Public Offerings are prohibited. )


CCM Code                                                                      52
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

I hereby request permission to effect a transaction in the secutiy as indicated above for my account or another account in which I have a beneficial interest. I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and certify that this request is made in compliance with the Code of Ethics.

-----------------------------------------------------------
Signature of Person Requesting Approval

Transaction Approved by:                                Date:
                        -------------------------------       ------------------






































CCM Code                                                                      53
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------

                   CHAUTAUQUA CAPITAL MANAGEMENT, LLC ("CCM")

                REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS

TO:  Richard Huber                                    DATE:
                                                            --------------------

FROM:
     ----------------------------------------------
     Please print your name

SIGNATURE: (1)
              ---------------------------------------------------

 (COMPLETE A SEPARATE FORM FOR EACH APPLICABLE OUTSIDE COMPANY OF INSTITUTION)

================================================================================

[ ] None -- I hold no outside directorships or officerships that require reporting.

    OR

Name of Outside Company or Institution:
                                        ----------------------------------------

[ ]  Public Company           [ ]  Private Company        [ ]  Other Institution

Symbol:                       Exchange or other listing:
       --------------------                              -----------------------

CCM Related (2): [ ] Yes         [ ] No

Member of Board of Directors: [ ] Yes    [ ] No    Since when:
                                                              ------------------

Committees:                                                            (specify)
            -----------------------------------------------------------

Offices Held:                                                          (specify)
             ----------------------------------------------------------

ANSWER THE FOLLOWING ONLY IF YOUR POSITION IN THE OUTSIDE COMPANY IS CCM-RELATED: (2)

Describe how position is CCM-Repated: (2)
                                         ---------------------------------------

--------------------------------------------------------------------------------

Compensation:                                                (cash and non-cash)
             ------------------------------------------------

Disposition of Compensation:
                             ---------------------------------------------------

D&O Insurance: Does Outside Company provide?  [ ] Yes   [ ] No

Coverage:                    (attach Certificate or other evidence of Insurance)
         --------------------

YOU NEED NOT REPORT SERVICE AS A DIRECTOR OR OFFICER OF A PRIVATE FAMILY CORPORATION OR ANY CHARITABLE, CIVIC OR NONPROFIT ENTITIES THAT ARE NOT CLIENTS OF CCM AND HAVE NO BUSINESS RELATIONS WITH CCM.

NOTE: CCM'S D&O POLICY DOES NOT COVER YOU FOR OUTSIDE OFFICERSHIPS OR DIRECTORSHIPS.



CCM Code                                                                      54
of Ethics  ---------------------------------------------------------------------

                                                 ANNUAL COMPLIANCE CERTIFICATION
--------------------------------------------------------------------------------


----------

     1 BY SIGNING THIS FORM, YOU CONFIRM THE CONTINUED APPLICATION OF ANY CHINESE WALL RESTRICTIONS PREVIOUSLY IMPOSED ON YOU WITH RESPECT TO INFORMATION ON THE REPORTED COMPANY.

     2 "CCM RELATED" IS THE POSITION HELD (A) IN CONNECTION WITH THE PERFORMANCE OF YOUR DUTIES FOR CCM OR (B) AT THE SPECIFIC REQUEST OF CCM. IF SO, ANSWER "YES".






































CCM Code                                                                      55
of Ethics  ---------------------------------------------------------------------

                                                                        GLOSSARY
--------------------------------------------------------------------------------

GLOSSARY

A ________________________________________________

ACCESS PERSONS - Includes all of the FIRM'S directors, officers, and employees, except directors who (i) do not devote substantially all working time to the activities of the FIRM, and (ii) do not have access to information about the day-to-day investment activities of the FIRM. A consultant, temporary employee, or other person may be considered an ACCESS PERSON depending on various factors, including length of service, nature of duties, and access to CCM information.

ACCOUNT - A separate account and/or a commingled fund (e.g., limited partnership or trust).

APPROVING OFFICERS - The Chief Executive Officer, and one of the Chief Operating Officer or the Chief Compliance Officer.

AUTO-TRADES - Pre-instructed transactions that occur automatically following the instruction, such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.

C ________________________________________________

CCM -- Chautauqua Capital Management and/or Chautauqua Capital, LLC.

CCO -- Chief Compliance Officer.

CEO -- Chief Executive Officer.

CHINESE WALLS OR INFORMATIONAL BARRIERS - The conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group, or department.

CODE OF ETHICS - This Code of Ethics.

COO -- Chief Operating Officer.

CUSTODIAN - The entity to which CCM has outsourced client accounting and related operations for ACCOUNTS other than the FIRM'S proprietary wrap accounts.

E ________________________________________________

ENTERTAINMENT - Generally means the attendance by you and your guests at a meal, sporting event, theater production, or comparable event where the expenses are paid by a business relation who invited you, and also might include payment of travel to, or accommodation expenses at, a conference or an out-of-town event.

ETF - Exchange Traded Fund. A fund that tracks an index but can be traded like a stock.

EXCHANGE ACT - Securities Exchange Act of 1934, as amended.

EXEMPT SECURITIES - Only the SECURITIES (or SECURITIES obtained in transactions) described in the subsection Securities or Transactions Exempt From Personal Investment Transactions Policy.





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                                                                        GLOSSARY
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F ________________________________________________

FINRA - Financial Industry Regulatory Authority, created through the consolidation of NASD and the member regulation, enforcement, and arbitration functions of the NYSE.

FIRM -- Chautauqua Capital, Chautauqua Capital Management and/or CCM.

G ________________________________________________

GIFT - Anything of value received without paying its reasonable fair value (e.g., favors, money, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses). If something falls within the definition of ENTERTAINMENT, it does not fall within the category of GIFTS.

I ________________________________________________

IPO - Initial public offering. An offering of securities registered under the SECURITIES ACT, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the EXCHANGE ACT.

INSIDE INFORMATION - Material, non-public information.

INVESTMENT PERSONNEL - Includes (i) any portfolio manager or securities analyst or SECURITIES trader who provides information or advice to a portfolio manager or who helps execute a portfolio manager's decision, and (ii) a member of the Investment Control Department.

IRA - Individual Retirement Account.

L ________________________________________________

LIMITED OFFERING - An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

LM INFORMATION REPORT - Report required for reporting gifts or entertainment to labor unions or union officials.

M _______________________________________________

MATERIAL INFORMATION - Information that a reasonable investor would consider important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities.

N _______________________________________________

NON-DISCRETIONARY ACCOUNTS - Accounts for which the individual does not directly or indirectly make or influence the investment decisions.



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                                                                        GLOSSARY
--------------------------------------------------------------------------------

O________________________________________________

OUTSIDE FIDUCIARY ACCOUNTS - Certain fiduciary accounts outside of the FIRM for which an individual has received the FIRM'S approval to act as fiduciary and that CCM has determined qualify to be treated as OUTSIDE FIDUCIARY ACCOUNTS under this CODE OF ETHICS.

P ________________________________________________

PTAF - Personal Transaction Authorization Form.

PRIVATE PLACEMENTS - An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

R ________________________________________________

REIT - Real estate investment trust.

REGISTERED PERSON - Any person having a securities license (e.g., Series 6, 7, 24, etc.).

RESTRICTED SECURITIES LIST - A list of the securities for which the FIRM is generally limited firm-wide from engaging in transactions.

ROUNDTRIP TRADE - Any purchase followed by a redemption in any single CCM FUND.

S ________________________________________________

SEC - Securities and Exchange Commission.

SECURITIES - Includes any interest or instrument commonly known as a security, including stocks, bonds, ETFS, options, warrants, financial commodities, other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

SECURITIES ACT - Securities Act of 1933, as amended.






























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                                                                        ENDNOTES
--------------------------------------------------------------------------------

ENDNOTES

     (1) The outside directors of CCM are not deemed to be ACCESS PERSONS because they (i) are not a "Supervised Person" as defined in Section 202(a)(25) of the Investment Advisers Act of 1940, (ii) do not have access to non-public information regarding any client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund, and (iii) are not involved in making securities recommendations to clients, or who have access to such recommendations that are non-public.
































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